UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 28, 2005

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                                DST SYSTEMS, INC.
             (Exact Name of registrant as specified in its charter)

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                                    DELAWARE
                 (State or other jurisdiction of incorporation)

         1-14036                                           43-1581814
(Commission File Number)                       (IRS Employer Identification No.)

333 WEST 11TH STREET, KANSAS CITY, MISSOURI                   64105
(Address of principal executive offices)                    (Zip Code)

                                 (816) 435-1000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report).

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     DST Systems, Inc. ("DST") has entered into an unsecured credit agreement, dated as of June 28, 2005 (the "Credit Agreement"), with a syndicate of financial institutions, including Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Citibank, N.A., as Syndication Agent, Citigroup Global Markets, Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and U.S. Bank National Association, Wells
Fargo Bank, N.A. and Wachovia Bank, National Association, as Co-Documentation Agents . The Credit Agreement replaced DST's existing credit agreement, dated as of November 24, 2003, as amended (the "Old Credit Agreement"). Capitalized terms not otherwise defined in this Form 8-K have the meanings given to them in the Credit Agreement.

     The Credit Agreement provides for a five-year revolving unsecured credit facility in an aggregate principal amount of up to $600 million, which includes a $25 million sublimit for the issuance of standby and commercial letters of credit and a $50 million sublimit for swing line loans. The interest rates applicable to loans under the Credit Agreement are generally based on (i) the Eurodollar Rate (LIBOR) plus an applicable margin, (ii) the higher of the Federal Funds Rate plus 0.5% and the Administrative Agent's prime rate, in each case, plus an applicable margin, or (iii) the Federal Funds Rate plus an applicable margin. A default rate will apply on all obligations under the Credit Agreement in the event of default at a rate of 2% above the applicable interest rate. DST will pay a facility fee based on the Applicable Rate, letter of credit fees based on the Applicable Rate, fronting fees and other customary documentation and processing charges, and certain other fees to the Arrangers and the Administrative Agent. The Applicable Rate, facility fee and letter of credit fees vary based upon DST's Consolidated Leverage Ratio.

     DST is required to repay Revolving Loans and Swing Line Loans on their respective maturity dates. Subject to the provisions in the Credit Agreement, DST may voluntarily prepay loans in whole or in part without premium or penalty, subject to reimbursement of the lenders' breakage and redeployment costs in the case of prepayment of LIBOR borrowings. If any event of default occurs and is continuing, all amounts payable under the Credit Agreement may be declared immediately due and payable.

     The Credit Agreement contains customary restrictive covenants for transactions of this type, as well as certain customary events of default. The covenant limiting Restricted Payments, in addition to certain other exceptions, contains exceptions permitting DST for a specified period to repurchase or redeem an additional $369 million of its capital stock.

     Bank of America, N.A., Citibank, N.A. and several other lenders party to the Credit Agreement and/or their affiliates have provided and continue to provide commercial banking, investment banking and other services to DST and its affiliates, for which they receive customary fees and commissions.

     The above description of the Credit Agreement is qualified in its entirety by reference to the terms of the Credit Agreement attached hereto as Exhibit 10.1.

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ITEM 2.03 CREATION OF A DIRECT  FINANCIAL  OBLIGATION OR AN OBLIGATION  UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     As discussed under Item 1.01, DST has entered into the Credit Agreement. Please see the discussion in Item 1.01, which is incorporated into this Item
2.03 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C). EXHIBITS.

EXHIBIT
NUMBER              DESCRIPTION
---------------     ------------------------------------------------------------
10.1

                    Credit Agreement, dated as of June 28, 2005, among DST Systems, Inc., Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Citibank, N.A., as Syndication Agent, Citigroup Global Markets, Inc. and Banc of America Securities LLC , as Joint Lead Arrangers and Joint Book Managers, U.S. Bank National Association, Wells Fargo Bank, N.A. and Wachovia Bank, National Association, as Co-Documentation Agents, and the other lenders party thereto.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of June, 2005.


                               DST SYSTEMS, INC.


                               By:  /s/ Kenneth V. Hager
                                  ---------------------------------------------
                               Name:    Kenneth V. Hager
                               Title:   Vice President, Chief Financial Officer
                                        and Treasurer